EXHIBIT 99.1

50 Barnes Park North, Suite 104, Wallingford, CT 06492 Tel: 1-877-DSL-NET1 Fax: 203-284-6102 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports Q-3, Year-to-Date 2006 Results

WALLINGFORD, Conn. - (BUSINESS WIRE), Nov. 14, 2006 - DSL.net, Inc. (OTCBB: DSLN), a leading nationwide provider of broadband communications services to businesses, today reported third quarter and year-to-date Sep. 2006 financial results.

Revenue from continuing operations for the third quarter of 2006 was $8.8 million, as compared to revenue from continuing operations of $11.7 million for the third quarter of 2005. Revenue from continuing operations for the nine months ended Sep. 30, 2006 was $28.4 million as compared to revenue from continuing operations of $38.1 million for the same period in 2005.

The Company generated gross margin (defined as revenue less network expense) from continuing operations of $2.0 million for the third quarter of 2006, compared to gross margin of $3.5 million from continuing operations for the third quarter of 2005. Gross margin from continuing operations for the nine months ended Sep. 30, 2006 was $6.2 million compared to gross margin from continuing operations of $11.9 million for the same period in 2005.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) for the third quarter of 2006 was negative $0.7 million, compared to negative $6.6 million for the third quarter of 2005. Adjusted EBITDA for the nine months ended Sep. 30, 2006 was negative $4.4 million compared to negative $6.0 million for the same period in 2005.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the third quarter of 2006 was negative $0.8 million, compared to negative $6.7 million for the third quarter of 2005. Free cash flow for the nine months ended Sep. 30, 2006 was negative $5.0 million compared to negative $6.4 million for the same 2005 period.

Net loss from continuing operations for the third quarter of 2006 was $2.8 million compared to net loss from continuing operations of $4.8 million for the third quarter of 2005. Net loss from continuing operations for the nine months ended Sep. 30, 2006 was $13.3 million (which included a non-cash charge of $2.3 million for stock-based compensation expense), compared to net loss from continuing operations of $11.4 million for the same period in 2005 (which had no charge for stock-based compensation expense). On a per share basis, the Company reported a net loss applicable to common stockholders from continuing operations of $0.01 per share for the third quarter of 2006, compared to a net loss of $0.02 per share from continuing operations for the same 2005 period. On a per share basis, the Company reported a net loss applicable to common stockholders from continuing operations of $0.06 per share for the nine months ended

Sep. 30, 2006 compared to a net loss of $0.05 per share from continuing operations for the same 2005 period.

Net loss from discontinued operations for the three months ended Sep. 30, 2006 was $0, compared to $6.0 million ($0.03 per share) for the same period in 2005. Net loss from discontinued operations for the nine months ended Sep. 30, 2006 was $0, compared to $6.0 million ($0.03 per share) for the same period in 2005.

Net loss for the third quarter of 2006 was $2.8 million compared to net loss of $10.8 million for the same period in 2005. Net loss for the nine months ended Sep. 30, 2006 was $13.3 million compared to $17.3 million for the same period in 2005. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.01 per share for the third quarter of 2006, compared to a net loss applicable to common stockholders of $0.05 per share for the same 2005 period. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.06 per share for the nine months ended Sep. 30, 2006, compared to a net loss of $0.07 per share for the same 2005 period.

At Sep. 30, 2006, the Company had total assets of $15.9 million, including $6.1 million in cash, compared to total assets of $22.8 million, including $8.8 million in cash, at Dec. 31, 2005. At Sep.30, 2006, the Company had total liabilities of $23.2 million compared to total liabilities of $19.2 million at Dec. 31, 2005.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net or www.getduet.com, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net’s quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net’s unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, prior to the end of 2006 to finance continuing operations, and otherwise prior to the consummation of the contemplated merger of DSL.net with MegaPath Inc. (or its wholly-owned subsidiary) (“MegaPath”); (iv) the timing of the parties’ receipt of requisite third party approvals required as a post-closing matter in connection with the recent MegaPath strategic investment, as a predicate to the contemplated merger with MegaPath; (v) DSL.net’s failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing from MegaPath or other sources, which could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) competition; (viii) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (ix) DSL.net’s ability to recruit and retain qualified personnel; and (x) DSL.net’s dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors’' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:
Media:
Walter Keisch
203-284-6117
wkeisch@dsl.net

(Financial tables follow)

DSL.net, Inc.
Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue from continuing operations	$8,798	$11,716	$28,401	$38,096

Operating expenses from continuing operations:
Network (a )	6,826	8,262	22,239	26,166
Operations (a )	1,008	1,280	3,684	4,021
General and administrative (a )	1,509	2,617	5,895	7,381
Sales and marketing (a )	156	223	967	575
Stock compensation	—	—	2,283	—
Depreciation and amortization	839	1,199	2,600	4,012
Total operating expenses from continuing operations	10,338	13,581	37,668	42,155
Operating loss	(1,540)	(1,865)	(9,267)	(4,059)
Interest expense, net	(846)	(2,909)	(3,717)	(7,502)
Other (expense) income , net	(392)	(30)	(362)	180
Net loss from continuing operations	(2,778)	(4,804)	(13,346)	(11,381)
Income from operations - discontinued subsidiary held for sale	—	81	—	75
Impairment loss - discontinued subsidiary held for sale	—	(6,033)	—	(6,033)
Net loss	$(2,778)	$(10,756)	$(13,346)	$(17,339)

Net loss per common share, basic and
diluted from continuing operations	$(0.01)	$(0.02)	$(0.06)	$(0.05)
Net loss per common share, basic and
diluted from discontinued operations	$—	$(0.03)	$—	$(0.03)
Net loss per share basic and diluted	$(0.01)	$(0.05)	$(0.06)	$(0.07)

Shares used in computing net loss
per share, basic and diluted	239,020,817	233,620,817	235,994,443	233,620,597

(a)	Stock-based compensation and depreciation and amortization were excluded from the following operating expense line items and presented as separate operating expense line items:

Stock-based compensation:

Network	$—	$—	$189	$—
Operations	—	—	398	—
General and administrative	—	—	1,636	—
Sales and marketing	—	—	60	—
Total	$—	$—	$2,283	$—

Depreciation and amortization:
Network	$772	$1,097	$2,395	$3,648
General and administrative	67	102	205	364
Total	$839	$1,199	$2,600	$4,012

Other data:
Reconciliation of net income (loss) to Adjusted EBITDA and free cash flow:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (loss)	$(2,778)	$(10,756)	$(13,346)	$(17,339)
Plus: other (expense) income, net	392	30	362	(180)
Plus: interest expense, net	846	2,909	3,717	7,502
Plus: depreciation and amortization*	839	1,199	2,600	4,012
Plus: non-cash stock compensation	—	—	2,283	—
Adjusted EBITDA (b)	(701)	(6,618)	(4,384)	(6,005)
Less: capital expenditures	(126)	(121)	(639)	(361)
Free cash flow	$(827)	$(6,739)	$(5,023)	$(6,366)

(b)	Adjusted EBITDA is defined as earnings (losses) before interest, taxes, depreciation, amortization, other income and expense, and non cash stock compensation.
*Depreciation for the three and nine months ended September 30 2005 includes depreciation from discontinued operations.

DSL.net, Inc. Consolidated Condensed Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,	December 31,
	2006	2005

Cash and cash equivalents	$6,053	$8,765
Accounts receivable, net of allowances	3,490	4,210
Other current assets	645	2,334
Total current assets	10,188	15,309
Net property and equipment	4,813	6,859
Other assets	928	674
Total assets	$15,929	$22,842

Accounts payable	$2,153	$3,211
Notes payable, net of discount, current portion	3,409	10,289
Other current liabilities	4,397	5,633
Total current liabilities	9,959	19,133
Notes payable, net of discount, current portion	13,193	-
Long-term liabilities, less current portion	16	37
Stockholders’ (deficiency) equity	(7,239)	3,672
Total liabilities and stockholders (deficiency) equity	$15,929	$22,842